EXHIBIT 1.2

                           COMMONWEALTH OF THE BAHAMAS

                                 New Providence

                                Company under the

                    International Business Companies Act 1989

                   -------------------------------------------

                        File No. ________________________

                        Reg. No. ________________________

                                   MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION

                                       OF

                               WORLD WIDE LIMITED

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                   Incorporated the 3rd day of July A.D., 1952

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                           COMMONWEALTH OF THE BAHAMAS

                  THE INTERNATIONAL BUSINESS COMPANIES ACT 1989

                            MEMORANDUM OF ASSOCIATION

                                       OF

                               WORLD WIDE LIMITED

                                      NAME

1.    The name of the Company is WORLD WIDE LIMITED.

                                REGISTERED OFFICE

2. The Registered Office of the Company will be at Sandringham House, 83 Shirley Street, Nassau, New Providence, The Bahamas, the post address of which is P.O. Box N-3247, Nassau, Bahamas.

                                REGISTERED AGENT

3. The Registered Agent of the Company will be: Higgs & Johnson, Sandringham House, 83 Shirley Street, Nassau, New Providence, The Bahamas, the post address is P.O. Box N-3247, Nassau, Bahamas.

                                     OBJECTS

4. (1) The objects for which the Company is established are to engage in any act or activity that is not prohibited under any law for the time being in force in The Bahamas and without limiting the foregoing to engage in commercial real estate.

      (2) The Company may not

            (a) carry on business with persons resident in The Bahamas or have as the beneficial owners of any of its shares persons resident in The Bahamas;

            (b) own an interest in real property situate in The Bahamas, other than a lease as referred to in subclause (3)(e);

            (c) carry on banking or trust business as defined by the Banks and Trust Companies Regulation Act;

            (d)   carryon business as an insurance or a reinsurance company; or

            (e)   carry on the business of providing.

      (3) For purposes of subclause (2)(a), the Company shall not be treated as carrying on business with persons resident in The Bahamas if

            (a) it makes or maintains deposits with a person carrying on business within The Bahamas;

            (b) it makes or maintains professional contact with counsel and attorneys, accountants, bookkeepers, trust companies, management companies, investment advisers or other similar persons carrying on business within The Bahamas;

            (c)   it prepares or maintains books and records within The Bahamas;
                  (d) it holds, within The Bahamas, meetings of its directors or members;

            (e) it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

            (f) it holds shares, debt obligations or other securities in a company incorporated under The International Business Companies Act hereinafter referred to as the Act)or under the Companies Act; or

            (g) shares, debt obligations or other securities in the Company are owned by any person resident in The Bahamas or by any company incorporated under the Act or under The Companies Act.

      (4) The Company shall have all such powers as are permitted by any law for the time being in force in The Bahamas, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the objects or purposes of the Company.

      (5) The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

      (6) Any mortgage or charge of the undertaking and property of the Company shall for the purposes of Section 78 of the Act be regarded as in the usual or regular course of the business carried on by the Company.

                                    CURRENCY

5. Shares in the Company shall be issued in the currency of the United States of America.

                               AUTHORISED CAPITAL

6.    The authorized capital of the Company is US$5,720,000.00.

                     CLASSES, NUMBER AND PAR VALUE OF SHARES

7. the authorized capital is made up of one class of shares divided into 2,000,000 shares of US$2.86(cent) par value with one vote for each share.

                          SHARE RIGHTS AND LIMITATIONS

8. The designations, powers, preferences, rights, qualifications, limitations and restrictions of each class and series of shares that the Company is authorized to issue shall be fixed by resolution of directors but the directions shall not allocate different rights as to voting, dividends, redemption or distributions on liquidation between the shares of the Company unless the Memorandum of Association shall have been amended to create separate classes of shares and all shares of each separate class and series shall have identical rights as to voting, dividends, redemption and distributions.

                            VARIATION OF CLASS RIGHTS

9. If at any time the authorised capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided cy the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                                REGISTERED SHARES

11.   Shares shall be issued as registered shares.

               AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

12. The Company may amend its Memorandum of Association and Articles of Association by a resolution of members or by a resolution of the directors.

                                   DEFINITIONS

13. The meanings of words in this Memorandum of Association are as defined in the Articles of Association of the Company.

      We, the persons whose names and addresses are subscribed are desirous of incorporating an International Business Company under the laws of The Bahamas in pursuance of this Memorandum of Association.

      AS WITNESS our hands this 16th day of April, 1996.

(Sgd) Sarah Lobosky                             C. Sweeting
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Sarah Malcolm Lobosky                           Cynthia Audrey Sweetinng
P. O. Box N-3247                                P.O. Box N-3247
Nassau, Bahamas                                 Nassau, Bahamas
Barrister-at-Law                                Barrister-at-Law

                                                (Sgd) Yvonne Roberts
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WITNESS to the above signatures:                Yvonne Roberts
                                                P.O. Box N-3247
                                                Nassau, Bahamas
                                                Secretary

                           COMMONWEALTH OF THE BAHAMAS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT

                                      1989

                             ARTICLES OF ASSOCIATION

                                       OF

                               WORLD WIDE LIMITED

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                                TABLE OF CONTENTS

Article           Description                                              Page
-------           -----------                                              ----

  -               Table of Contents                                            1

1 - 6             Preliminary                                              2 - 3

7 - 9             Registered Shares                                        3 - 4

10 - 20           Shares, Authorised Capital and Capital                   4 - 5

21 - 23           Lien on Shares                                           5 - 6

24 - 26           Transfer of Shares                                           6

27 - 31           Transmission of Shares                                   6 - 7

32 - 37           Change in Authorised Capital                             7 - 8

38 - 58           Members:  Meetings and Consents                         8 - 10

59 - 66           Directors                                              10 - 11

67 - 72           Powers of Directors                                         11

73 - 85           Proceedings of Directors                               11 - 13

86 - 89           Officers                                                    13

90 - 91           Conflict of Interests                                  13 - 14

92 - 97           Indemnification                                             14

98                Seal                                                   14 - 15

99 - 108          Dividends                                              15 - 16

109 - 112         Accounts                                                    16

113 - 120         Auditors                                               16 - 17

121 - 123         Notices                                                     17

124               Pension and Superannuation Funds                            17

125 - 126         Arbitration                                                 18

127               Voluntary Winding-Up and Dissolution                        18

128               Continuation                                                18

                                   PRELIMINARY

1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

      Words             Meaning
      -----             -------

      capital The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus

                        (a) the aggregate of the amounts designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

                        (b) the amounts as are from time to time transferred from surplus to capital by a resolution of directors.


      member            A person who holds shares in the Company.

      person An individual, a corporation, a trust, the estate of a deceased individual, a partnership or an unincorporated association of persons.

      resolution of     (a)   a resolution approved at a fully constituted
      directors               meeting of directors or of a committee of
                              directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain; or

                        (b) a resolution consented to in writing by a simple majority of all directors or of all members of the committee, as the case may be; except where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority.

      resolution of     (a)   A resolution approved at a duly constituted
      members                 meeting of the members of the Company by the
                              affirmative vote of

                              (i)   a simple majority of the votes of the
                                    members present and entitled to vote thereon and who voted and did not abstain or

                              (ii)  a simple majority of the votes of the
                                    members of each class or series of shares present and entitled to vote thereon as a class or series and who voted and did not abstain and of a simple majority of the votes of the remaining members present and entitled to vote thereon and who voted and did not abstain; or

                        (b)   a resolution consented to in writing by

                              (i)   a simple majority of the votes of the
                                    members entitled to vote thereon, or

                              (ii) a simple majority of the members of each class or series of shares entitled to vote thereon as a class or series and of a simple majority of the votes of the remaining members entitled to vote thereon;

      securities        Shares and debt obligations of every kind, and options,
                        warrants and rights to acquire shares, or debt obligations.

      surplus The excess, if any, at the time of the determination of the total assets of the Company over the sum of its total liabilities, as shown in its books of account, plus its issued and outstanding share capital.

      the Act The International Business Companies Act 1989 including any modification, extension, re-enactment or renewal thereon and any regulations made thereunder.

      the Memorandum    The Memorandum of Association of the Company as it may
                        from time to time be amended.

      the Seal Any seal which has been duly adopted as the Common Seal of the Company.

      these Articles    These Articles of Association as they may from time to
                        time be amended.

      treasury shares   Shares in the Company that were previously issued but
                        were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

2. "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographs, photo graphed or represented or reproduced by any mode of reproducing words in a visible form, including telex, telefax, telegram, cable or other form of writing produced by electronic communication.

3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5. The realisable value in relation to the assets of the Company shall mean such value as the director may decide upon as the value of the assets, which value in the absence of fraud shall be conclusive unless a question of law is involved.

6. A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

                                REGISTERED SHARES

7. Subject to such conditions as the Directors may reasonably determine for the issue of Certificates every member holding registered shares in the Company shall be entitled to a certificate which certificate shall be signed by a director or officer of the Company and under the Seal specifying the share or shares held by him and the signature of the director or officer and the Seal may be facsimiles.

8. Any member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares be worn out or defaced, the directors may upon surrender thereof for cancellation issue a new one in its stead and if it be lost or destroyed, the directors may upon the loss or destruction being established to their satisfaction and upon such indemnity being given to the Company as it by resolution of directors may determine issue a new one in its stead.

9. If several persons are registered as holders of any shares, anyone of such persons may give an effectual receipt for any dividend payable in respect of such shares.

                     SHARES, AUTHORISED CAPITAL AND CAPITAL

10. Subject to the provisions of these Articles and to any resolution of members the unissued shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

11. Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

12. Shares in the Company may be issued for such amount of consideration as the Company may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares with par value constitutes capital to the extent of the par value and the excess constitutes surplus.

13. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

14. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

15. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

16. Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorized capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors shall designate as capital an amount of the consideration that is at least equal to the amount that share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

17. The Company may purchase, redeem or otherwise acquire and hold its own shares but only out of surplus or in exchange for newly issued shares of equal value but no purchase, redemption or other acquisition shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its issued and outstanding share capital.

18. A determination by the directors under the preceding Article is not required where shares are purchased, redeemed or otherwise acquired

      (a) pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

      (b)   in exchange for newly issued shares in the Company;

      (c)   by virtue of the provisions of Section 79 of the Act; and

      (d)   pursuant to an order of the court.

19. Shares that the company purchases, redeems or otherwise acquires pursuant to Article 17 may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital pursuant to section 35 of the Act in which case they shall be cancelled.

20. Where shares in the Company are held by the Company as treasury shares or are held by another company (If which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, the members of the Company shall not be entitled to vote in respect of such shares or to have dividends paid thereon and such shares shall not: be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

                                 LIEN ON SHARES

21. The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every. share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien on a share shall extend to all dividends pay able thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

22. In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as it may by resolution of directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

23. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the binding obligation in respect (If which the lien exists so far as the same is presently payable and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall hi.: title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                               TRANSFER OF SHARES

24. Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate.

25. The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee's name has been entered in the Share Register.

26. Subject to any limitations in the Memorandum, the Company must on the application of the transferor or transferee of a registered share in the Company enter in the Share Register the name of the transferee of the share save that the registration of transfers may be suspended and the Share Register closed at such ,times and for such periods as the Company may from time to time by resolution of directors determine provided always that such registration shall not be suspended and the Share Register closed for morn than 60 days in any period of 12 months.

                             TRANSMISSION OF SHARES

27. The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following 3 Articles.

28. The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as personal representative of a deceased member or of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member shall be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside The Bahamas if the document evidencing the grant of probate or letters of administration, confirmation as personal representative, appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

29. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death incompetence or bankruptcy of any member may be registered as. a member upon such evidence being produced as may reasonably lie required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

30. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself. request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

31. What amounts to incompetence on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

             REDUCTION OR INCREASE IN AUTHORISED CAPITAL OR CAPITAL

32. The Company may amend the Memorandum to increase or reduce its authorised capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

33.   The Company may amend the Memorandum to

      (a) divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

      (b) combine the shares, including issued shares, of a class or series into a smaller number of shares )f the same, class or series; provided, however, that where shares are divided or combined under
            (a) or (b) of this Article, the aggregate par value of the new shares must be equal co the aggregate par value of the original shares.

34. The capital may by a resolution of directors be increased by transferring an amount out of the surplus of the Company to capital.

35. Subject to the provisions of the 2 next succeeding Articles the capital may by resolution of directors be reduced by:

      (a) returning to members any amount received by the Company upon the issue of any of its shares, the amount being surplus to the requirements of the Company,

      (b) canceling any capital that is lost or not represented by assets having a realisable value or

      (c) transferring capital to surplus for the purpose of purchasing, redeeming or otherwise acquiring shares that the directors have resolved to purchase, redeem or otherwise acquire.

36. No reduction of capital shall be effected that reduces the capital to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

37. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realisable value of the assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining issued and outstanding share capital.

                        MEETINGS AND CONSENTS OF MEMBERS

38. The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside The Bahamas as the directors consider necessary or desirable.

39. Upon the written request of members holding 10 percent or more of the outstanding voting shares in the company the directors shall convene a meeting of members.

40. The directors shall give not less than 7 days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the Share Register and are entitled to vote at the meeting.

41. The directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

42. A meeting of members may be held in contravention of the requirement to give notice if members holding not less than 90 percent of;

      (a) the total number of shares of the members entitled to vote on all matters to be considered at the meeting, or

      (b) 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with an absolute majority of the remaining votes, have waived notice of the meeting, and for this purpose presence at the meeting shall be deemed to constitute waiver.

43. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member bas not received notice, shall not invalidate the meeting.

44. A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

45. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

46. An instrument appointing a proxy shall be in substantially the following form or such other form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy. Only members who are individuals may appoint proxies.

________________________________________________________________________________
                                (Name of Company)

I/We ____________________ being a member of the above Company with ___________ shares HEREBY APPOINT ___________________ of _______________ or failing him
___________________ of _________________ to be my/our proxy to vote for me/us at the meeting of members to be held on the day of _________________ and at any adjournment thereof. (Any restrictions on voting to be inserted here.) Signed this ____ day of ______________


----------------------------------
Member

47.   The following shall apply in respect of co-ownership of shares:

      (a) if 2 or more persons hold shares together each of them may be present in person or by proxy at a meeting of members and may speak as a member;

      (b) if only one of them is present in person or by proxy he may vote on behalf of all of them, and

      (c) if 2 or more are present in person or by proxy they must vote as one.

48. A member shall be deemed :to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other and recognise each other's voice and for this purpose participation shall constitute prima facie proof of recognition.

49. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy members representing not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by the proxy form or a copy thereof shall constitute a valid resolution of members.

50. If within one hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy members representing not less than one third of the votes of the shares or each class or series of shares entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

51. At every meeting of members, the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting, the members present shall choose some one of their number to be the chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or appointed under an instrument of proxy in prescribed form at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair.

52. The chairman may, with the consent of the meeting, adjourn any meeting from time to t time, and from place to plane, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

53. At any meeting of the members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

54. Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

55. Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to ..ct as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual member of the Company.

56. The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a copy of such proxy or authority authenticated by the certificate of a Notary which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

57. Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

58. An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members,. a copy of such resolution shall forthwith be sent to all members who shall not have had the opportunity of consenting or objecting to such resolution.

                                    DIRECTORS

59. The first directors of the Company shall be elected by the subscribers to the memorandum; and thereafter, the directors shall be elected by the members for such term all the members determine. The first directors may elect any number of additional directors for such term as they may determine until such time as the members shall elect or re-elect anyone or more directors.

60. The minimum number of directors shall be one and the maximum number shall be 7.

61. Each director shall hold office for the term, if any, fixed by resolution of members or until his earlier death, resignation or removal.

62. A director may be removed from office, with or without cause, by a resolution of members.

63. A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

64. A vacancy in the Board of Directors may be filled by a resolution of members or by a resolution of a majority of the remaining directors.

65. With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

66. A director shall not require a share qualification, and may be an individual or a company.

                               POWERS OF DIRECTORS

67. The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a. resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

68. The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company and the directors may remove any such person so appointed.

69. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent but the directors may revoke or vary such powers. No officer or agent has any power or authority with respect to matters requiring a resolution under this Article or the preceding Article or under Article 65.

70. Any director which is a body corporate may appoint in writing any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors and the person so appointed shall be entitled to exercise the same powers on behalf of such body corporate as the body corporate could exercise if it were an individual director.

71. The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of members.

72. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

                            PROCEEDINGS OF DIRECTORS

73. The directors or any committee thereof may meet at such times and in such manner and places within or outside The Bahamas as the directors may determine to be necessary or desirable.

74. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other and recognise each other's voice and for this purpose participation shall constitute prima facie proof of recognition.

75. A director shall be given not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend, waive notice of the meeting and for this purpose, the presence of a director at a meeting shall constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, shall not invalidate the meeting.

76. A director may by a written instrument appoint an alternate, who need not be a director and who shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in the place of the director.

77. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2.

78. If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

79. At every meeting of the directors the Chairman of the Board of Directors shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Deputy Chairman of the Board of Directors shall preside. If there is no Deputy Chairman of the Board of Directors or if the Deputy Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

80. An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or of a committee of directors consented to in writing without the need for any notice and a resolution of directors consented to in writing as aforesaid may consist of several documents in like form (though they may differ by the means by which they are communicated). If any resolution of directors is adopted otherwise than by the unanimous written consent of all directors a copy of such resolution shall forthwith be sent to any director who shall not have had the opportunity of consenting or objecting to such resolution.

81.   The directors shall cause the following corporate records to be kept:

      (a) minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members;

      (b) copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of members; and

      (c) such other accounts and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company.

82. The books, statutory registers, records and minutes shall be kept at the registered office of the Company.

83. The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

84. Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles, to appoint directors or fix their emoluments, or to appoint officers or agents of the Company.

85. The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutates mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

                                    OFFICERS

86. The Company may by resolution of directors appoint officers of the Company at such time as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Deputy Chairman of the Board of Directors, a President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

87. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and members, the Deputy Chairman to act in the absence of the Chairman, the President to manage the day to day affairs of the Company, the Vice President to act in order of seniority in the absence of the President buy otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the Share Register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

88.  The emoluments of all officers shall be affixed by resolution of directors.

89. The officers of the Company shall hold office until their successors are duly elected, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

                              CONFLICT OF INTERESTS

90. No agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the members entitled to vote at a meeting of members and the agreement or transaction is approved or ratified by a resolution of members.

91. A director who has an interest in any particular business to be considered at a meeting of directors or members may be counted for purposes of determining whether the meeting is duly constituted.

                                 INDEMNIFICATION

92. Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all expenses, including legal fees, and against all judgments, fines, and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

      (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

      (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

93. The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

94. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

95. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

96. If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amount paid in settlement and reasonably incurred by the person in connection with the proceedings.

97. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.

                                      SEAL

98. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors.

      The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the Registered office. Except as otherwise expressly provided herein the Seal when affixed to an written instrument shall be witnessed and attested to by the signature of a director or any other person so authorized from time to time by resolution of directors. Such authorization may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

                                    DIVIDENDS

99. The Company may be a resolution of directors declare and pay dividends in money, shares, or other property. In the event that dividends are paid in specific the directors shall have responsibility for establishing and recording in the resolution of directors authorizing the dividends, as fair and proper value for the assets to be so distributed.

100. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the Company.

101. The directors may, before declaring any dividends, set aside out of the profits of the Company such sum as they think proper as a reserve find, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

102. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realizable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its issued and outstanding share capital.

103. Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

104. No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds directly or indirectly, shares having more than 50 percent of the vote in electing directors.

105. A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

106. In the case of a dividend of authorized but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

107. In the case of a dividend of authoised but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors shall designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

108. A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value shall not constitute a dividend of shares.

                                    ACCOUNTS

109. The books of account, if deemed necessary or desirable by the directors, shall be kept at the registered office of the Company.

110. The directors shall unless such requirement be waived by resolution of members cause to be made out and shall serve on the members or lay before a meeting of members at some date not later than eighteen months after the incorporation of the Company and subsequently once at least in every calendar year a profit and loss account for a period in the case of the first account since the incorporation of the Company and in any other case, since the preceding account, made up to a date not earlier than the date of the service or the meeting as the case may be by more than nine months, and a balance sheet as at the date to which the profit and loss account is made up. The company's profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit or loss of the Company for that financial period, and a true and fair view of the state of affairs of the Company as at the end of that financial period.

111. A copy of such profit and loss account and balance sheet shall where it is not intended to be laid before a meeting of the members be served on every member in the manner prescribed, herein for notices calling a meeting of members.

112. The Company may by a resolution of directors include in the computation of surplus for any purpose the unrealized appreciation of the assets of the Company, and, in the absence of fraud, the decision of the directors as to the value of the assets in conclusive, unless a question of law is involved.

                                    AUDITORS

113. The Company may by resolution of members call f.:)r the accounts to be examined by auditors.

114. The first auditors shall be appointed by resolution of directors; subsequent auditors shall be appointed by a resolution of members.

115. The auditors may be members of the company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

116. The remuneration of the auditors of the Company, in the case of auditors appointed by the directors, may be fixed by resolution of directors but subject thereto shall be fixed by resolution of members or in such manner as the company may by resolution of members determine.

117. The auditors shall examine each profit and loss account and balance sheet required to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not

      (a) In their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period;

      (b) all the information and explanations required by the auditors have been obtained.

118. The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at W11ich the accounts are laid before the Company or shall be served on the members.

119. Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

120. The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company at which the Company's profit and loss account and balance sheet are to be presented.

                                     NOTICES

121. Any notice, information or written statement to be given by the Company to members shall be served by personal service or by telex, fax or other electronic communication, confirmed by mail addressed to each member at the address shown in the Share Register.

122. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it. with, or by sending it by registered mail to, the registered agent of the Company.

123. Service under the foregoing Article may be proved by showing that the subject matter of service was served, transmitted or mailed in such time as to admit to its being delivered in the normal course of deli very within the period prescribed for service and was correctly addressed and where mailed, that the postage was prepaid.

                        PENSION AND SUPERANNUATION FUNDS

124. The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a director holding any such employment, or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension allowance or emolument.

                                   ARBITRATION

125. Whenever any difference arises between the Company on the one hand and any of the members or their executors, administrators or assigns on the other hand, touching the true intent and construction or the incidence or consequences of these Articles or of the Act, touching anything done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles, or to any Act affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to 2 arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

126. If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event tat an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to ac tin the place of the arbitrator of the defaulting party.

                      VOLUNTARY WINDING UP AND DISSOLUTION

127. The Company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of directors.

                                  CONTINUATION

128. The Company may by resolution of members or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of the jurisdiction outside the Bahamas in the manner provided under those laws.

            ---------------------------------------------------------

                                  Signatures of

               The 2 Subscribers to the Memorandum of Association

            ---------------------------------------------------------

(Sgd) Sarah Lobosky                             C. Sweeting
---------------------------                     -----------------------------
Sarah Malcolm Lobosky                           Cynthia Audrey Sweetinng
P. O. Box N-3247                                P.O. Box N-3247
Nassau, Bahamas                                 Nassau, Bahamas
Barrister-at-Law                                Barrister-at-Law

                                                (Sgd) Yvonne Roberts)
                                                -----------------------------
WITNESS to the above signatures:                Yvonne Roberts
                                                P.O. Box N-3247
                                                Nassau, Bahamas
                                                Secretary

                           COMMONWEALTH OF THE BAHAMAS

                                 New Providence

                                Company under the

                             International Business

                               Companies Act 1989

                            File No. ________________

                            Reg. No. ________________

                                   MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION

                                       OF

                               WORLD WIDE LIMITED

                          -----------------------------

                            Incorporated the 30th day

                               of July A.D., 1952

                          -----------------------------

                                  Prepared by:

                                                  Higgs & Johnson
                                                  Chambers
                                                  Sandringham House
                                                  83 Shirley Street
                                                  Nassau, New Providence
                                                  Bahamas